Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in the Registration Statement No. 333-150655 on Form S-1 of Biomet, Inc. and subsidiaries of our report dated August 12, 2011, (which report expresses an unqualified opinion) relating to the consolidated financial statements and financial statement schedule of Biomet, Inc. and subsidiaries appearing in this Annual Report on Form 10-K of Biomet, Inc. for the year ended May 31, 2011.

/s/ DELOITTE & TOUCHE LLP

Indianapolis, Indiana
August 12, 2011